Calculation of Filing Fee Tables
S-8
Centessa Pharmaceuticals plc
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary shares, nominal value GBP0.002 per share	Other	7,461,403	$ 29.10	$ 217,126,827.30	0.0001381	$ 29,985.21
2	Equity	Ordinary shares, nominal value GBP0.002 per share	Other	100	$ 29.10	$ 2,910.00	0.0001381	$ 0.40
Total Offering Amounts:						$ 217,129,737.30		$ 29,985.61
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 29,985.61
Offering Note
[1]	These shares may be represented by the American Depositary Shares ("ADSs") of Centessa Pharmaceuticals plc ("the Registrant"). Each ADS represents one Ordinary Share, nominal value GBP0.002 per share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-256385). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Security Act"), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization, anti-dilution or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests. The "Amount Registered" represents an automatic increase to the number of Ordinary Shares available for issuance under the Registrant's 2021 Share Option and Incentive Plan (the "2021 Plan") effective as of January 1, 2026. Ordinary Shares available for issuance under the 2021 Plan were previously registered on Form S-8 filed with the Securities and Exchange Commission on June 11, 2021 (Registration No. 333-257027), July 1, 2022 (Registration No. 333-265977), March 30, 2023 (File No. 333-270968), March 28, 2024 (File No. 333-278341) and March 24, 2025 (File No. 333-286048). "Proposed Maximum Offering Price Per Share" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on the average of the high and low sale prices of the Registrant's ADSs as reported on the Nasdaq Global Select Market on March 26, 2026.

[2]	These shares may be represented by the American Depositary Shares ("ADSs") of Centessa Pharmaceuticals plc ("the Registrant"). Each ADS represents one Ordinary Share, nominal value GBP0.002 per share. ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-256385). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Security Act"), this Registration Statement shall also cover any additional Ordinary Shares of the Registrant which become issuable under the above-named plans by reason of any stock dividend, stock split, recapitalization, anti-dilution or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding Ordinary Shares. Pursuant to Rule 416(c) under the Securities Act, this Registration Statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein. In accordance with Rule 457(h)(2), no separate fee calculation is made for plan interests. The "Amount Registered" represents an automatic increase to the number of shares available for issuance under the Registrant's 2021 Employee Share Purchase Plan (the "2021 ESPP") effective as of January 1, 2026. Shares available for issuance under the 2021 ESPP were previously registered on Form S-8 filed with the Securities and Exchange Commission on June 11, 2021 (Registration No. 333-257027), July 1, 2022 (Registration No. 333-265977), March 30, 2023 (File No. 333-270968), March 28, 2024 (File No. 333-278341) and March 24, 2025 (File No. 333-286048). "Proposed Maximum Offering Price Per Share" and "Maximum Aggregate Offering Price" are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) of the Securities Act, and based on the average of the high and low sale prices of the Registrant's ADSs as reported on the Nasdaq Global Select Market on March 26, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources